                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE


                                          Three months ended September 30,
                                         ----------------------------------

                                               1997              1996
                                             Primary           Primary
                                         ----------------  ----------------
Net income                                    $  749,156        $  683,157
Less preferred stock dividends                   (22,899)          (22,900)
                                              ----------        ----------
Net income applicable to common stock         $  726,257        $  660,257
                                              ==========        ==========
Weighted average shares outstanding            5,864,736         5,094,652

Effect of options and warrants                   516,162           750,865
                                              ----------        ----------

Weighted average common and common
 equivalent shares                             6,380,898         5,845,517
                                              ----------        ----------
Net income per common share                   $     0.11        $     0.11
                                              ==========        ==========


                                          Nine months ended September 30,
                                         ---------------------------------

                                               1997              1996
                                              Primary          Primary
                                         -----------------  --------------
Net income                                     $2,385,562      $  950,636
Less preferred stock dividends                    (68,201)        (78,146)
                                               ----------      ----------
Net income applicable to common stock          $2,317,361      $  872,490
                                               ==========      ==========
Weighted average shares outstanding             5,834,005       4,996,021
Effect of options and warrants                    481,204         804,918
                                               ----------      ----------
Weighted average common and common
 equivalent shares                              6,315,209       5,800,939
                                               ----------      ----------
Net income per common share                    $     0.37      $     0.15
                                               ==========      ==========